Securities and Exchange Commission
                   Washington, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934




             Date of Report: September 29, 1995




                       SPX Corporation
     (Exact name of registrant as specified in charter)



     Delaware            1-6948              38-1016240
(State or other       (Commission         (I.R.S. Employer
 Jurisdiction of       File Number         Identification
 Incorporation)                            Number)


     700 Terrace Point Drive, Muskegon, Michigan   49443-3301
     (Address of principal executive offices)      (Zip Code)


     Registrant's telephone number, including area code:
     (616) 724-5000

Item 5. Other Events

      On September 29, 1995, the company completed the sale of certain equipment leases in the lease portfolio of SPX Credit Corporation to Textron Financial Corporation, a wholly owned subsidiary of Textron Inc. Textron Financial Corporation is a leading North American provider of commerical financial services. SPX received approximately $71 million from the transaction. In the future, SPX customers will obtain financing through Textron Financial Corporation. Additionally, operations of SPX Credit Corporation were ceased effective September 29, 1995.

       The company is estimating an aftertax loss of approximately $3 million on the sale of the leases and on its discontinuation of SPX Credit Corporation operations. The loss will be reported during the third quarter as part of discontinued operations and reflects transaction costs, certain repurchase obligations to the buyer of the portfolio, and other costs resulting from the discontinuation of the leasing operation.

                         SIGNATURES


      Pursuant to the requirement of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SPX CORPORATION
                         (registrant)



Dated: October 11, 1995             By:
                                        William L. Trubeck
                                        Senior Vice President, Finance,
                                        and Chief Financial and
                                        Accounting Officer